      As filed with the Securities and Exchange Commission on September 26, 2002
                                                     Registration  No.  333-


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                ENVITRO.COM, INC.
                 (Name of small business issuer in its charter)

           DELAWARE                  541519                      52-2241546
(State or other Jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
 Incorporation or Organization)  Classification Code Number)     Employer
                                                             Identification No.)


                        405 LEXINGTON AVENUE, 47TH FLOOR
                            NEW YORK, NEW YORK 10174
                                 (212) 267-7770
(Address and telephone number of principal executive offices and principal place of business)

                     ELI FINKELMAN, CHIEF EXECUTIVE OFFICER
                        405 LEXINGTON AVENUE, 47TH FLOOR
                            NEW YORK, NEW YORK 10174
                                 (212) 267-7770
            (Name, address and telephone number of agent for service)

                   --------------------------------------------
                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                            New York, New York 10018
                                  (212) 930-9700
                              (212) 930-9725 (fax)
                   --------------------------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            -------------------------


                                         CALCULATION OF REGISTRATION FEE


                                                             PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING   REGISTRATION
TO BE REGISTERED                            REGISTERED         SECURITY(1)             PRICE(1)             FEE
---------------------------------------  ----------------  --------------------  --------------------  -------------

Shares of common stock, $.001 par value         4,736,842  $         .008         $       37,894.74     $     3.49
---------------------------------------  ----------------  --------------------  --------------------  -------------

Total                                           4,736,842  $         .008         $       37,894.74     $     3.49


(1) Computed based on the book value as of December 31, 2001 of the net assets to be contributed to the Registrant in accordance with Rule 457 under the Securities Act of 1933.

                            -------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


================================================================================

PRELIMINARY  PROSPECTUS     SUBJECT  TO  COMPLETION,  DATED  SEPTEMBER  26, 2002



                                eNvitro.com, Inc.

       DISTRIBUTION OF 4,736,842 SHARES OF COMMON STOCK ENNVITRO.COM, INC.

     We are furnishing this prospectus to the stockholders of WealthHound.com, Inc., a Delaware corporation. We are currently a majority-owned subsidiary of WealthHound, Inc., a Florida corporation, which is a wholly subsidiary of WealthHound.com. We intend to distribute thirty percent (30%) or 4,736,842 of our shares of our outstanding common stock as a special distribution to the stockholders of WealthHound.com. Each stockholder of WealthHound will receive one share of common stock for every 22 WealthHound.com share of common stock
owned as of                  , 2002.  This distribution will be made on or about
the effective date of this registration statement.

     Our common stock is not currently traded or approved for trading on any stock exchange. Furthermore, the distribution of our common stock is the first public distribution of our shares. Accordingly, we can provide no assurance to you as to what the market price of our shares may be.

     The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by eNvitro.com, Inc., with the Securities and Exchange Commission. The stockholders of Wealthhound.com, Inc. receiving shares of common stock may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


            INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 6.



     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is ______________, 2002.

                  QUESTIONS AND ANSWERS ABOUT THE DISTRIBUTION

Q.   WHAT IS THE DISTRIBUTION?

A. The distribution is a method by which, we will be partially separated from our parent company, Wealthhound, Inc., which is a wholly-owned subsidiary of WealthHound.com, Inc. through the distribution of 4,736,842 of our shares of common stock currently held by WealthHound.

Q.   WHAT IS ENVITRO?

A. We are a company providing web design solutions intended to help companies increase sales, improve communications and create and enhance business identities. We provide an integrated service offering consisting of web site design, information architectures and user-interfaces, and customization of software necessary to implement our web solutions.

Q.   WHY ARE SHARES OF ENVITRO BEING DISTRIBUTED BY WEALTHHOUND?

A. Shares of common stock of eNvitro are being distributed by WealthHound in order to provide WealthHound.com shareholders with what we believe will be greater long term value because we believe the distribution will provide:

     -    direct and differential access to capital markets; and
     - enhanced investor choices by offering investment opportunities in two separate companies.

Q.   WHAT WILL THE WEALTHHOUND.COM STOCKHOLDERS RECEIVE IN THE DISTRIBUTION?

A. In the distribution, WealthHound.com stockholders will retain their WealthHound.com shares of common stock and receive shares of eNvitro's common stock, which will depend on each stockholders percentage of ownership in WealthHound.com. Immediately after the distribution, WealthHound.com stockholders will own shares of common stock of both WealthHound.com and eNvitro. After the distribution, both WealthHound.com and eNvitro will operate as each did prior to the distribution. However, stockholders will own securities of those companies as two separate investments. WealthHound will retain ownership of 10,263,158 shares of common stock of eNvitro.

Q:   HOW MANY SHARES OF COMMON STOCK OF ENVITRO WILL I RECEIVE?

A: WealthHound.com will distribute to you one share of our common stock for every 22 common shares of WealthHound.com you own on the record date.

Q:   WHAT ARE THE SHARES OF ENVITRO WORTH?

A: The value of our shares will be determined by their trading price, if any, after the distribution. We do not know what the trading price will be and we can provide no assurances as to value.

Q:   WHAT WILL ENVITRO DO AFTER THE DISTRIBUTION?

A:   We will continue to operate in our current lines of business.

Q:   WILL ENVITRO'S SHARES BE LISTED ON A STOCK EXCHANGE?

A: There is currently no public market for our shares. We intend to have our shares of common stock listed with the OTC Bulletin Board. There are no assurances that this will happen.

     Until we have distributed our shares and an orderly trading market develops, the price of our shares may fluctuate significantly. If our common stock is accepted for trading on the Over the Counter Bulletin

     Board, we expect trading will commence on the distribution date. You should understand that the acceptance of our common stock for trading on the Over the Counter Bulletin Board will not ensure that an active trading market will be available to you. Many factors will influence the market price of our shares, including the depth and liquidity of the market which develops, investor perception of our business and growth prospects and general market conditions.

Q:   WHAT ARE THE TAX CONSEQUENCES TO ME OF THE DISTRIBUTION?

A: The distribution of our shares of common stock will be treated as a dividend on the shares of common stock of WealthHound.com payable in the common stock of eNvitro. The payment rate will be one share of eNvitro common stock for each 22 of WealthHound.com's common stock held by
     WealthHound.com's stockholders of record as of             , 2002.

     This dividend will be treated as a taxable distribution of property from a corporation to its stockholders. Taxable gain may be realized at the corporate level as measured by the excess of the fair market value of the property over its cost basis on the date of transfer; and, ordinary income may be recognized by the stockholders measured by the fair market value of those shares on the date of transfer. However, the ordinary income recognized by the stockholders is limited to the "current and accumulated earnings and profits ("E&P")" of the distributing corporation.

     At present the fair market value of the eNvitro shares held by the corporation is less than $.01 per share, which would minimize any gain to WealthHound.com as well as any ordinary income to its shareholders upon the distribution. In addition, WealthHound.com believes that, at January 1, 2002, the beginning of the current tax year, its E&P was a negative amount. Therefore, the ordinary income taxable to shareholders will be limited to the amount by which current E&P exceed the negative balance at the beginning of the year.

     Current E&P cannot be determined prior to the end of the tax year, December 31, 2002. However, it is not expected that any stockholder tax resulting from this distribution will be significant. The tax basis of the eNvitro shares received will be their fair market value on the distribution date. To the extent that the is not taxable due to the E&P limitation, the stockholder's tax basis in WealthHound.com's Common Stock will be reduced. Computation of E&P will begin immediately and will be completed as soon as possible after December 31, 2002. At that time you will be notified of the specific amounts. Of course, you will receive Form 1099-DIV next year with the appropriate amounts for tax reporting.

     The preceding is offered as general information regarding the tax effects of the dividend, and is not intended as specific advice on which you may rely for tax preparation purposes. You should consult your own tax advisor regarding the specific impact on your specific situation.

Q:   WHAT DO I HAVE TO DO TO RECEIVE MY ENVITRO SHARES?

A: No action by you is required. You do not need to pay any money or surrender your WealthHound.com common stock to receive shares of our common stock. The number of WealthHound.com common shares you own will not change. If your WealthHound.com common stock are held in a brokerage account, our common stock will be credited to that account. If you own WealthHound.com common shares in certificated form, certificates representing our common stock will be mailed to you. No cash distributions will be paid. We will issue to any stockholder who would have been entitled to receive a fractional share as a result of this distribution, an additional full share of our common stock in lieu of issuing fractional shares.

                               PROSPECTUS SUMMARY

OVERVIEW

     We were incorporated in the State of Delaware on May 23, 2000. We are a majority-owned subsidiary of WealthHound, Inc., a Florida corporation, which is a wholly-owned subsidiary of WelathHound.com, Inc., a Delaware corporation. In July 2000, we commenced operations as a developer of web sites. We have not been involved in any bankruptcy, receivership or similar proceeding.

PRINCIPAL  PRODUCTS  AND  SERVICES

     We are a company providing web design solutions intended to help companies increase sales, improve communications and create and enhance business identities. We provide an integrated service offering consisting of web site design, information architectures and user-interfaces, and customization of software necessary to implement our web solutions. We primarily use Internet-based technologies to create digital communications solutions for the
World Wide Web.    Because our technical and creative solutions have a direct impact on our clients' core business, it is our future goal to extend our product and service offerings into strategic business consulting. We believe that this fully integrated services approach would offer a greater service level for our future clients, as well as a logical extension of our technical and creative website solutions.

     Our principal offices are located at 405 Lexington Avenue, 47th Floor, New York, New York 10174, and our telephone number is (212) 267-7770.

THE  DISTRIBUTION

Distributing  Company
---------------------

WealthHound.com will be distributing 4,736,842 of our shares of common stock to its stockholders.

Shares  to  be  Distributed
---------------------------

4,736,842 shares of common stock. Immediately after the distribution, we will have a total of 15,789,474 shares of common stock outstanding and the distributed shares will represent 30% of our total common stock outstanding.

Distribution  Ratio
-------------------

One of our shares of common stock for every 22 shares of common stock of
WealthHound.com owned of record on               , 2002.  No cash distribution
will be paid and fractional shares will not be issued. We will issue to any stockholder who would otherwise be entitled to receive a fractional share as a result of the distribution, an additional full share of our common stock in lieu of issuing fractional shares.

No Payment Required
-------------------

No holder of WealthHound.com common stock will be required to make any payment, exchange any shares or to take any other action in order to receive our shares of common stock.

Record Date
-----------

The  record date for WealthHound.com's distribution of our shares is    , 2002.

Distribution Date
-----------------

The distribution date will be on or about the effective date of this registration statement.

Federal Income Tax Consequences
-------------------------------

The distribution of our shares of common stock will be treated as a dividend on the shares of common stock of WealthHound.com payable in the common stock of eNvitro. The payment rate will be one share of eNvitro common stock for each 22 shares of common stock of WealthHound.com's common stock held by
WealthHound.com's stockholders of record as of                   , 2002.

This dividend will be treated as a taxable distribution of property from a
corporation to its stockholders.   Taxable gain may be realized at the corporate
level as measured by the excess of the fair market value of the property over its cost basis on the date of transfer; and, ordinary income may be recognized by the stockholders measured by the fair market value of those shares on the date of transfer. However, the ordinary income recognized by the stockholders is limited to the "current and accumulated earnings and profits ("E&P")" of the distributing corporation.

At present the fair market value of the eNvitro shares held by the corporation is less than $.01 per share, which would minimize any gain to WealthHound.com as well as any ordinary income to its shareholders upon the distribution. In addition, WealthHound.com believes that, at January 1, 2002, the beginning of the current tax year, its E&P was a negative amount. Therefore, the ordinary income taxable to shareholders will be limited to the amount by which current E&P exceed the negative balance at the beginning of the year.

Current E&P cannot be determined prior to the end of the tax year, December 31, 2002. However, it is not expect that any stockholder tax resulting from this distribution will be significant. The tax basis of the eNvitro shares received will be their fair market value on the distribution date. To the extent that the is not taxable due to the E&P limitation, the stockholder's tax basis in WealthHound.com's Common Stock will be reduced. Computation of E&P will begin immediately and will be completed as soon as possible after December 31, 2002. At that time you will be notified of the specific amounts. Of course, you will receive Form 1099-DIV next year with the appropriate amounts for tax reporting.

The preceding is offered as general information regarding the tax effects of the dividend, and is not intended as specific advice on which you may rely for tax preparation purposes. You should consult your own tax advisor regarding the specific impact on your specific situation.

Distribution Agent, Transfer Agent and Registrar
------------------------------------------------

Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209 will be the distribution agent, transfer agent and registrar for our shares of common stock.

Reasons for Distribution
------------------------

Shares of eNvitro are being distributed by WealthHound in order to provide WealthHound.com stockholders with what we believe will be greater long term value for the WealthHound stockholders as a result of:

     -    direct and differential access to capital markets; and
     - enhanced investor choices by offering investment opportunities in two separate companies.

Trading Market
--------------

There is currently no public market for our shares of common stock and our shares have not been approved for listing on any exchange. If our common stock is accepted for trading on the Over the Counter Bulletin Board, we expect trading will commence on the distribution date. You should understand that the acceptance of our common stock for trading on the Over the Counter Bulletin Board will not ensure that an active trading market will be available to you.
We cannot predict what the trading prices for our common stock will be before or after the distribution date.

                                  RISK FACTORS

     Our business has a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

We  Have  A  Limited  Operating  History  With  Which  To Judge Our Performance.

     We were incorporated in the State of Delaware on May 23, 2000. We are a web site development and design company. We provide an integrated web development service consisting of web site design, information architectures and user-interfaces, and customization of software necessary to implement web solutions. In addition, to date, we have only developed web sites for related
parties.  Accordingly, we have a limited operating history.   We may encounter
risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. We cannot assure stockholders that our business strategy will be successful or that we will successfully address these risks. Our failure to do so could materially adversely affect our business, financial condition and operating results.

We Have A History Of Losses And We Anticipate Future Losses And Negative Cash Flow.

     We had net income from operations of $124,946 for the period from May 23, 2000, the date of inception, through December 31, 2000 and net losses of $(8,062) for the year ended December 31, 2001 and $(40,088) for the six months ended June 30, 2002. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. In addition, we may require additional funds to sustain and expand our sales and marketing activities, research and development, and our strategic alliances, particularly if a well-financed competitor emerges or if there is a rapid technological shift in the web development industry. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations.

We Need To Expand Our Sales And Support Organizations To Increase Market Acceptance Of Our Services.

     Competition for qualified sales personnel is intense. In addition, we currently do not employ any personnel to provide customer service and support. We will need to employ a staff to support new customers. The employment market for sales personnel, and customer service and support personnel in this industry is very competitive, and we may not be able to hire the kind and number of sales personnel, customer service and support personnel we are targeting. Our inability to hire qualified sales, customer service and support personnel may materially adversely affect our business, operating results and financial condition.

Our Independent Auditors Have Expressed Doubt About Our Ability to Continue as a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

     In their report dated August 25, 2002, our independent auditors stated that our financial statements for the year ended December 31, 2001 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of a loss for the year ended December 31, 2001 in the amount of $(8,062) compared to net income of $124,946 at December 31, 2000. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. The going concern qualification in the auditor's report increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

We May Not be Able to Obtain Sufficient Capital to Fund our Operations and, as a Result, We May be Required to Cut Back or Discontinue Operations or Limit our Business Strategies.

     While we will need additional capital in the near future, we may be unable to obtain funding for our operations on favorable terms, or at all. If adequate funds are not available, we may be required to cut back or discontinue our services, marketing or distribution plans, or to reduce our operating expenses, or attempt to obtain funds through strategic alliances. Deteriorating global economic conditions and the effects of ongoing military actions may cause prolonged declines in investor confidence in and accessibility to capital markets. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. This financing may also dilute existing stockholders' equity. Furthermore, any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding.

All of Our Revenue to Date Has Been Generated Through Sales to Related Parties and the Loss of Such Sales Could Have a Material Adverse Impact on our Results of Operations.

     To date, all of our customers are related parties. Our results of operations in any given period will continue to depend to a significant extent, if not entirely, upon revenue generated from these related parties. None of our customers have entered into an agreement requiring them to utilize our services. There can be no assurance that the related party customers will continue to utilize our services at current levels, if at all. The loss of one or more of the related party customers could have a material adverse effect on our business, financial condition and results of operations.

We Intend to Grow Through Acquisitions of other Companies in the Web Site Design/Development Industry, and Our Business and Financial Results Could be Adversely Affected if We Do Not Successfully Implement These Acquisitions.

     A key element of our business strategy is to grow by acquiring operating businesses in the web site design/development industry. We do not presently have any plans to acquire any such business. We will require additional financing, which we may not be able to raise, in order to acquire new businesses. In addition, acquisitions in general entail numerous risks. These risks include:

-     difficulties in integrating the acquired operations and products;

- inherent risks associated with transferring customer accounts from the acquired company to eNvitro;

-     potential loss of accounts;

-     diversion of management's attention from other business concerns;

-     assuming unknown material liabilities of acquired companies;

- amortizing the acquired intangible assets, which would reduce future reported earnings; and
-     potential loss of users or key employees of acquired companies.

     We cannot assure you that we will be able to identify key acquisition targets. Moreover, we cannot assure you that we will be able to acquire those businesses that we have identified or that we will be able to integrate successfully any operations, personnel, services or products that might be acquired in the future.

Because the Market for Web Site Development and Design Services is Intensely Competitive and Involves Companies With Significantly Greater Financial, Technical, Marketing and Other Resources, We May Not be Able to Compete Effectively with Current or Future Competitors in the Web Site Design Industry.

     The market for designing web sites is highly competitive. There are few substantial barriers to entry and we expect intense competition from existing and future competitors. Our current and potential competitors in the market include:

     - internet service firms, such as AGENCY.COM, Icon Medialab, iXL, Modem Media, Poppe Tyson, Organic Online, Pixelpark, Proxicom, Razorfish and USWeb/CKS

     - technology consulting firms, such as Diamond Technology Partners and Metzler Group;

     - technology integrators, such as Accenture, Cambridge Technology Partners, Cap Gemini, EDS, IBM, Sapient and WM-Data;

     - strategic consulting firms, such as Bain, Booz-Allen & Hamilton, Boston Consulting Group and McKinsey; and

     - in-house information technology, marketing and design service departments of our potential clients.

     Many of our competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we possess. As a result, some of our competitors may be able to develop and expand their network infrastructures and service offerings more quickly, adapt to new or emerging technologies and changes in customer requirements more quickly, take advantage of acquisition and other opportunities more readily, devote greater resources to the marketing and sale of their products and adopt more aggressive pricing policies than we can. In addition, some competitors have entered and will likely continue to enter into joint ventures or alliances to provide additional services which may be competitive with those we provide.

We are Dependent on WealthHound, Inc. for our Office Space and Related Office Services.

     WealthHound has entered into a Services Agreement with The Atlas Group of Companies, LLC dated June 1, 2001 for a period of two years. Pursuant to the Services Agreement, Atlas has agreed to provide WealthHound and its affiliates or subsidiaries with office space for up to four employees and related office services such as utilities, telecommunications equipment, office supplies, receptionist, mailroom services, cleaning services, maintenance services and general office equipment in consideration for a payment of $2,500 per month. Should Atlas' provision of these services no longer meet our needs or if Atlas unexpectedly stops providing these services for any reason, we could face significant challenges and costs in transitioning to our own offices or alternative related office functions. Such a transition and any resulting impairment of our operations could harm our financial results.

There  is  no  Historical  Market  for  Our  Shares  of  Common  Stock.

     We do not know what the trading prices of our shares will be after the distribution. There is no historical market for our shares. The distribution of our shares is not being underwritten by an investment bank or otherwise. Our shares have not been approved for listing on a stock exchange. We intend on applying to have our shares listed on the OTC Bulletin Board. Until an orderly trading market develops, the trading prices of our shares may fluctuate significantly. If no regular trading market develops for our shares, you may not be able to sell our shares at fair prices.

We Are Presently Controlled by Michael D. Farkas as a Result of his Majority Ownership of WealthHound.com, Inc., which is the Parent Company of WealthHound, Inc. , and We Will Continue to be Controlled by Michael D. Farkas After the Distribution, who Through His Ownership of WealthHound.com will Continue to control 65% of our Common Stock, and As Such Majority Stockholder will be able to Control Our Activities.

     Michael D. Farkas, as the majority shareholder of WealthHound.com, the parent company of WealthHound, our majority stockholder, will have control over our business and responsibility for the direction of our operations. Each stockholder receiving our shares of common stock in this distribution will not be able to control our operations in any way. Accordingly, Michael D. Farkas will control us and will be able to exercise control over all matters, including approval of significant transactions and you will not be able to participate in the management of our business.

"Penny Stock" Regulations may Impose Certain Restrictions on Marketability of Our Stock, which may Affect the Ability of Holders of Our Common Stock to Sell Their Shares.

     The Securities and Exchange Commission has adopted regulations that generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share. Our common stock is currently subject to these rules that impose additional sales practice requirements. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of the common shares and must have received the purchaser's written consent to the transaction prior to the purchase. The "penny stock" rules also require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose:

- the commission payable to both the broker-dealer and the registered representative;

-     current  quotations  for  the  securities;  and

- if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market.

     Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     These rules apply to sales by broker-dealers to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), unless our common shares trade above $5.00 per share. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common shares, and may affect the ability to sell the common shares in the secondary market as well as the price at which such sales can be made. Also, some brokerage firms will decide not to effect transactions in "penny stocks" and it is unlikely that any bank or financial institution will accept "penny stock" as collateral.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that are to be distributed to stockholders of WealthHound.com. There will be no proceeds to our company from the distribution of shares of common stock.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     There is currently no market for our shares of common stock. If our common stock is accepted for trading on the OTCBB, we expect trading will commence on the distribution date. You should understand that the acceptance of our common stock for trading on the OTCBB will not ensure that an active trading market will be available to you. Many factors will influence the market price of our shares, including the depth and liquidity of the market which develops, investor perception of our business and growth prospects and general market conditions.

     As of September 23, 2002, there were 15,789,474 shares of common stock outstanding held by WealthHound.


                                 DIVIDEND POLICY

     Our board of directors determines any payment of dividends. We do not expect to authorize the payment of cash dividends in the foreseeable future nor have we paid any dividends for the last two years. Any future decision with respect to dividends will depend on future earnings, operations, capital requirements and availability, restrictions in future financing agreements, and other business and financial considerations.

                                THE DISTRIBUTION

Prospectus Mailing Date -                  , 2002
-------------------------------------------------

     Upon the SEC declaring this registration statement effective, of which this prospectus is a part, we will mail this prospectus to you on or about that date.

Record Date -                  , 2002
-------------------------------------

     WealthHound.com common stockholders will receive one share of our common stock for every 22 shares of common stock of WealthHound.com common shares owned
of record on                  , 2002.

Distribution Date -                  , 2002
-------------------------------------------

     4,736,842 of our common shares will be delivered to the distribution agent on this date, and the distribution will be completed. If you hold WealthHound.com common stock in a brokerage account, your shares of our common stock will be credited to that account. If you hold WealthHound.com common stock in certificated form, a certificate representing your shares of our common stock will be mailed to you; the mailing process is expected to take about 30 days.

Distribution Agent
------------------

     The distribution agent for the distribution will be Corporate Stock Transfer, Inc

Listing and Trading of Our Shares
---------------------------------

     There is currently no public market for our shares. We intend to have our shares of common stock listed with the OTC Bulletin Board. There are no assurances that this will happen.

     Until we have distributed our shares and an orderly trading market develops, the price of our shares may fluctuate significantly. If our listing application is approved, we expect trading will commence on the distribution date. You should understand that the listing of our shares will not ensure that an active trading market will be available to you. Many factors will influence the market price of our shares, including the depth and liquidity of the market which develops, investor perception of our business and growth prospects and general market conditions.

Reasons for the Distribution
----------------------------

     Our board of directors has determined that the separation of our web site development business and the business of WealthHound and the business of WealthHound.com is in the best interests of both companies and WealthHound.com's shareholders because the distribution will provide the following key benefits:

-     direct and differentiated access to capital markets; and

- enhanced investor choices by offering investment opportunities in two separate highly focused companies.

     Direct  and  Differential  Access  to  Capital  Markets
     -------------------------------------------------------

     As an independent company, we will be able to access the capital markets directly to issue debt or equity securities without regard to constraints on the type of capital we might otherwise be subject to as a majority owned subsidiary. After the distribution, we will no longer need to compete with WealthHound's other businesses for capital resources. Although potential acquisitions are only part of our longer term strategy, we expect the distribution to enhance our ability to eventually pursue acquisitions and other investment opportunities by:

     - providing differentiated access to the capital markets for such potential transactions; and

     - allowing potential target companies to receive, as consideration in an acquisition, stock in a corporation that is focused solely on the industry in which the target is engaged.

Accordingly, we will be able to create more focused acquisition strategies that meet the different needs of our business as set forth above.

     Enhanced  Investor Choices by Offering Investment Opportunities in Separate
     ---------------------------------------------------------------------------
     Entities
     --------

     After the distribution, investors should be better able to evaluate the financial performances of WealthHound and us, as well as our respective strategies within the context of our respective industries, thereby enhancing the likelihood that they will achieve appropriate market valuations. As a result, management of both companies will be able to adjust goals and evaluate strategic opportunities in light of investor expectations within their respective industries, without undue attention to investor expectations in other industries. In addition, each company will be able to focus its public relations efforts on cultivating its own separate identity.

Manner of Effecting the Distribution
------------------------------------

     To effect the distribution, WealthHound.com will distribute 4,736,842 of our shares of common stock to its shareholders, and retain 70,000 of our shares of common stock. WealthHound.com stockholders will receive one of our shares for every 22 shares of common stock of WealthHound.com owned on the record date.

     If you hold WealthHound.com common stock in a brokerage account, your shares of our common stock will be credited to that account. If you hold WealthHound.com common stock in certificated form, a certificate representing your shares of our common stock will be mailed to you by the distribution agent; the mailing process is expected to take about 30 days.

     We will issue to any stockholder who would have been entitled to receive a fractional share as a result of this distribution, an additional full share of our common stock in lieu of issuing fractional shares.

     No holder of common stock of WealthHound is required to make any payment or exchange any shares in order to receive shares of our common stock.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. Our primary objective is to design and develop Internet web sites. We intend to grow through internal development, strategic alliances and acquisitions of existing businesses. Because we have not generated sufficient revenue, we intend to report our plan of operation below.

     The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements. Among important factors that could cause actual results to differ materially from those indicated by such forward looking statements include but are not limited to:

  -     the  financial  viability  of  the  parent  company;
  -     dependence  of  third  parties;
  -     the effects of competition; and
  -     dependence of key employees.

     Our operations have been devoted to developing our web site business, creating a business plan and raising capital for future operations and administrative functions. We intend to grow through internal development, strategic alliances, and acquisitions of existing businesses. Because of uncertainties surrounding our development, we anticipate incurring losses in the foreseeable future. Our ability to achieve our business objectives is contingent upon revenues generated from our web site development business and our success in loans from related parties.

YEAR  ENDED  DECEMBER  31,  2001  AND  2000

     Net loss during the year ended December 31, 2001 was $8,062 as compared to net income for the year ended December 31, 2000 of $124,946. The decrease in net income derived from a 56% decrease in sales and a 62% increase in total expenses. The decrease in sales occurred due to a heavy reliance on related parties to develop web sites for their companies. The increase in total expense was mainly due to a full year of payroll expense in the year 2001 as apposed to a quarter year of payroll expense in 2000.

     We recorded net income during the year ended December 31, 2000 due to revenue of $153,185 from the development of web sites for six different internet companies. Our major expenses during the year were payroll expenses of $23,022 and professional fee of $2,750. Total expenses for the year amounted to $28,239.

     We recorded a net loss during the year ended December 31, 2001 of $8,062. Although, we generated revenues of $67,575 through developing web sites, we still incurred a net loss mainly due to payroll expenses of $61,233. We also had professional fees of $10,159 for services pertaining to the filing of form SB-2.

SIX  MONTHS  ENDED  JUNE  30,  2002  AND  2001

     Net loss during the six months ended June 30, 2002 was $40,086 as compared to $4,835 for the six months ended June 30, 2001. Although, expenses were basically the same for the six months ended June 30, 2001 and 2000 the decrease in net income was from a 92% decrease in sales. The decrease in sales occurred due to a heavy reliance on related parties to develop web sites for their companies.

     Net loss during the six months ended was primarily due to payroll expenses of $27,346. We also obtained accounting and legal services to prepare for our form SB-2 filing. These expenses amounted to $11,375.

     We recorded a net loss during the six months ended June 30, 2001. Although we generated revenues of $39,200 through developing web sites, we still incurred a net loss mainly due to payroll expenses of $37,798. We also had professional fees of $4,942 for services pertaining to the filing of form SB-2.

THREE  MONTHS  ENDED  JUNE  30,  2002  AND  2001

     Net loss during the three months ended June 30, 2002 was $21,770 as compared to $8,021 for the three months ended June 30, 2001. Although, expenses were basically the same for the three months ended June 30, 2001 and 2000 the decrease in net income was from a 90% decrease in sales. The decrease in sales occurred due to a heavy reliance on related parties to develop web sites for their companies.

     Net loss during the three months ended June 30, 2002 was primarily due to payroll expenses of $15,360. We also obtained accounting and legal services to prepare the form SB-2 filing. These professional fees totaled $5,687.

     We recorded a net loss during the three months ended June 30, 2001. Even though we generated revenue of $15,300, there was a net loss mainly due to payroll expenses of $20,299. We had professional fees of $2,562 for services pertaining to the SB-2 filing.

LIQUIDITY  AND  CAPITAL  RESOURCES

     Despite revenue generated through its web site developing and loans from a related party, from time to time we experienced, and continue to experience, cash flow shortages that have slowed our growth.

     We have primarily financed our operations for generating revenue by securing loans from Michael Farkas, our founder, and other related parties. A significant portion of the revenue generated and the funds raised from the issuance of promissory notes and loans from related and third parties has been used to cover working capital needs.

     We have primarily financed our operations by generating revenue from the development of web sites and the issuance of promissory notes from Michael Farkas, our founder, and other related parties. We continue to experience cash flow shortages, and anticipate this continuing through the foreseeable future. Management believes that additional funding will be necessary in order for us to continue as a going concern. We are investigating several forms of private debt and/or equity financing, although there can be no assurances that we will be successful in procuring such financing or that we will be available on terms acceptable to us.

                                    BUSINESS

OVERVIEW

     On May 23, 2000, eNvitro was organized as a Delaware corporation and a wholly-owned subsidiary of WealthHound, Inc. to be a designer and developer of web sites. WealthHound is a wholly owned subsidiary of WealthHound.com, Inc.

     We are a company providing web design solutions intended to help companies increase sales, improve communications and create and enhance business identities. We provide an integrated service offering consisting of web site design, information architectures and user-interfaces, and customization of software necessary to implement its web solutions. We primarily use Internet-based technologies to create digital communications solutions for the world wide web. Because our technical and creative solutions have a direct impact on our clients' core business, it is our future goal to extend our product and service offerings into strategic business consulting. We believe that this fully integrated services approach would offer a greater service level for our future clients, as well as a logical extension of our technical and creative website solutions.

     We expect that we will grow and expand our products and services by procuring additional related and unrelated party business and through the acquisition of complementary web development businesses, technologies, services and products. Key factors that we believe that are critical in order to achieve future growth include:

     -    Building long term client relationships with non-related parties;
     -    Expanding our team by attracting highly skilled professionals;
     - Building awareness of the eNvitro name as a quality provider of web development and digital communications solutions;
     - Identifying and acquiring an experienced management team, technical experts and a highly skilled research and development organization dedicated to identifying the best available tools, technologies and processes;
     - Hiring, acquiring or outsourcing a geographically distributed sales force;
     - Developing and implementing an expanded suite of product offerings and integrating the newest technologies into our solutions;
     -    Complimenting our internal growth with strategic acquisitions;
     - Identifying and acquiring an existing web development business which is already operating a platform designed to scale our operations to achieve higher revenues, lower marginal unit costs and increased operating margins, as well as facilitating the rapid, cost-efficient implementation and expansion of anticipated customers' web development initiatives; and
     -    Forming future alliances with major complimentary technology leaders.

     We believe that given the current level of competition, the nature of the industry and our current economic position, the future growth of eNvitro and its ability to maintain operations is dependent on our ability to acquire one or more companies having the features listed above. We have no current plans of agreements with respect to any acquisitions.

RELATED  PARTY  CLIENTS

     To date, we have only developed websites for related parties, including but not limited to, i-autoauction.com, i-teleco.com, i-incubator.com., Genesis Realty Group, Inc., Atlas Capital Services, LLC and The Atlas Group of Companies, LLC.

MARKET  OPPORTUNITY  AND  INDUSTRY  BACKGROUND

     The Internet has become an integral part of many people's lives. Individuals and businesses use the Internet to find information, communicate and conduct business.

     The increasing acceptance of the Internet has created numerous opportunities for companies that seek to grow and are challenged by highly competitive and rapidly changing markets, geographically dispersed operations and demands for increased efficiencies. Companies are taking advantage of the Internet's opportunities to strengthen customer relationships, improve operational efficiency and spur product innovation. Initially, companies developed "read-only," or brochure-ware, web sites that lowered marketing and service costs and that increased customer awareness. Companies later added transaction and commerce capabilities to their online resources to enable two-way sharing of data and information among businesses and their constituents, including end-customers, suppliers, business partners and employees. These transaction and commerce capabilities have changed the business landscape by introducing new channels, catalyzing competition and prompting new customer needs. Today, most companies are no longer utilizing the Internet as an adjunct to their operations, but rather redefining all aspects of their businesses, including the way they interact with their customers. The Internet enables consumers, business partners, suppliers and employees to transact on a one-to-one basis with companies at any time and from any location.

     We believe that companies have found that merely enabling online transactions and commerce does not ensure success in doing business on the Internet. Consumers want more than the mechanical ability to transact with a company online; they want a partner. They want to interact with a company that not only markets to them, but is responsive to their needs. The interactive relationship can uniquely meet the customer's demands for customized, real-time information, products and services. By successfully satisfying these demands, we believe that businesses can build a long-lasting, ongoing interactive relationship that fosters customer loyalty, increases margins and enables new markets.

     Developing successful Internet businesses that promote interactive relationships requires a certain set of capabilities. Developers of these businesses must provide integrated strategy, creative and technology services. In addition, developers must have the ability to understand the needs of customers and fulfill them. Further, companies lack the management and technical infrastructure required to develop and support Internet solutions.

     Therefore, we believe companies seeking to do business on the Internet are increasingly engaging Internet professional services firms to provide integrated web development, creative, technology and strategy services.

THE  ENVITRO  PROJECT  MANAGEMENT  APPROACH

     We utilize a client-focused approach to creating web design and development solutions and utilize a multiphase project management process that emphasizes client interaction designed to ensure creative and efficient solutions. The project management process consists of the following phases:

Objective Identification
------------------------

     The first phase involves understanding the client's business and clarifying the client's immediate business needs, as well as determining the client's long-term goals. During this phase, we evaluate the market segment in which the client competes and assess the client's operating and technical environment. Once the client's objectives are outlined, a basic plan is formulated, including a definition of how the success of the site or project will be assessed. We also establish the project's scope and budget and create a detailed work plan during this phase.

Site Architecture and Plan
--------------------------

     In the next phase, we create the layout and architecture of the web site for the specific business objective to be addressed and the definition of the functional, technical and creative requirements necessary to put the solution into effect. Each aspect of the project is documented in writing and we collaborate with the client to refine the layout and architecture of the website. eNvitro develops a representative prototype of the solution to test the initial concept and its functionality.

Solution Design
---------------

     Once the structural foundation is established and approved by the client, we focus on completing the information, interaction and interface design aspects of the project. We develop the features of the site, refine the technology architecture for the solution and conduct usability testing to evaluate the performance of the solution. By the end of this phase, we deliver a functional prototype of the website and a detailed plan for the implementation.

Implementation
--------------

     The final website is built and launched for the client during this phase. If necessary, we integrate the website with the client's existing information technology infrastructure. As part of the final delivery process, we perform quality assurance tests and ensure that the client understands how to use and maintain the newly created site through client training and maintenance documentation.

Maintenance and Enhancement
---------------------------

     After implementation of the web site, we monitor it for a specified period of time and analyzes how the solution performs against the criteria established during the initial phase. In addition, we encourage clients to continue to work with us to address the needs for the next generation of the solution as new technologies are developed and end-user's requirements evolve.

FUTURE  PRODUCTS  AND  SERVICES

Strategic  Consulting  Services
-------------------------------

     Although no definitive plans have been made, we anticipate expanding our services into strategic business consulting to help future clients translate our online solutions into their corporate development. We are planning an expanded approach where we would work closely with clients to understand and analyze their businesses as part of the engagement. We expect to formulate and execute their Internet solutions in the context of their business and marketing goals, operational methods and success criteria.

Emerging  Technologies
----------------------

     Because the Internet is constantly changing, we anticipate employing emerging technologies and capitalizing on new media developments to create solutions that improve future clients' businesses. We expect to provide our clients with these emerging technology capabilities through outsourcing and partnering with companies that have fully developed these technologies. We anticipate working with many emerging technologies and staying current with industry developments, and when appropriate outsourcing certain capabilities to a dedicated team of technical specialists who continually evaluate new technologies and develop innovative solutions.

SALES

     Our sales objective is to achieve future growth by focusing on market segments that, we believe, have a high propensity to outsource web design services. We anticipate selling our services directly through a highly skilled professional sales force and receiving referrals through networks of future business partners. Because our current customer base consists of related parties, we have not hired any direct business development professionals or sales force. Once we acquire and/or engage a sales force, we plan to organize that sales force into two units: direct accounts and alliance partners. The direct accounts unit will focus on businesses requiring web site design and development. Our future alliance sales group will work to establish strategies for formulating business development alliances. These alliances will be designed around bundling our web design services with the business product offerings of our alliance partners. For example, we plan on forming partnerships with web hosting, application service providers and management consulting companies, so that we can bundle our web design service with their product offering.

     In order to support both types of sales efforts, we anticipate forming business development teams that seek to establish relationships with companies that have businesses that can benefit from Internet solutions, are willing to make a significant commitment to pursuing interactive opportunities and are located in the same geographic regions as our office.

REVENUES  AND  MARKETING

Revenues
--------

     We are in the developmental stage of our web development business and we currently have generated limited revenues from related parties. We have no revenues from unrelated parties. In general, clients are charged for the time, materials and expenses incurred on a particular project as well as on fixed fee contracts. We anticipate that as we expand into business consulting engagements, some of our future revenues will continue to be derived from fixed-fee contracts. As we attempt to grow our business through acquisitions, we anticipate using a similar pricing model. Our agreements with these parties are on terms no less favorable than those offered in the market. Our agreements with each of the related parties are oral and are not for a specific period of time. Thus, they can be cancelled at any time, with or without notice. Most of our revenues, which we expect to earn in the immediate future, will be from our related party entities.

Marketing.
---------

     We presently do not have a marketing strategy. We anticipate that our marketing strategy will be based on an integrated marketing model, which employs a mix of communications media. The goal of our marketing efforts will be to:

  -     build  our  brand  awareness;
  -     identify key target markets; and
  - develop innovative programs to communicate our products and services to the marketplace.

     Another objective will be to stimulate the demand for our services through a broad range of marketing communications and public relations activities. Our planned communication vehicles may include advertising, presence at trade shows, direct response programs, event sponsorship and formation of alliances with system integrations and consulting companies.

     We have not to date advertised in either national or local print publications, on television or radio or on billboards.

BUSINESS  EXPANSION  STRATEGY

     We intend to pursue strategic relationships to build brand name recognition and to expand the products and services we provide to our customers. We are pursuing, or intend in the near future to pursue, alliances with:

  -     Internet  access  and  service  providers;
  -     Internet content providers;
  -     Web hosting development companies; and
  -     electronic commerce companies.

     These alliances are intended to increase our core user base, transaction volume and operational efficiency and to further enhance our brand name recognition.

     Of course, we cannot assure you that we will be successful in forging these alliances and accomplishing our intended expansions. Our success in this regard will depend on locating and acquiring financially sound companies and raising additional financing sufficient to meet the costs of such acquisitions. If we do not acquire targeted companies, we may not be able to compete with the larger more advanced companies in the web development marketplace.

     To date, we have not engaged in any discussions or negotiations with any potential alliances or identified or targeted acquisitions.

COMPETITION

     The information technology services market, which includes web design and development, has grown dramatically in recent years as a result of the increasing use of digital technology by businesses for communication, marketing and information dissemination to their employees, customers, vendors and suppliers. Different information technology service providers focus on different types of services, including web site design and development. For example, Internet content providers, consulting and advertising agencies and telecommunications companies offer very different services that may be tied to the Internet, such as the creation of intranets and extranets, consulting and training, website design and development and advertising. This factor, along with the rapid pace of technological change, makes the information technology services market an intensely competitive and rapidly evolving market. We expect competition to persist and intensify in the future. Our competitors include:

- internet service firms, such as AGENCY.COM, Icon Medialab, iXL, Modem Media, Poppe Tyson, Organic Online, Pixelpark, Proxicom, Razorfish and USWeb/CKS
- technology consulting firms, such as Diamond Technology Partners and Metzler Group;
- technology integrators, such as Accenture, Cambridge Technology Partners, Cap Gemini, EDS, IBM, Sapient and WM-Data;
- strategic consulting firms, such as Bain, Booz-Allen & Hamilton, Boston Consulting Group and McKinsey; and
- in-house information technology, marketing and design service departments of its potential clients.

     Many  of  our  competitors  have:

-     longer  operating  histories;
-     installed client bases;
-     longer relationships with clients;
-     greater  brand  or  name  recognition;  and
- significantly greater financial, technical, marketing and public relations resources than eNvitro.

     We believe that the principal competitive factors in our market, in relative importance, are the ability to attract and retain professionals, technical knowledge and creative skills, brand recognition and reputation, reliability of the delivered solution, client service and price.

     Greater resources may enable a competitor to respond more quickly to new or emerging technologies and changes in customer requirements and to devote greater resources to the development, promotion and sale of its products and services than us. In addition, the lack of any significant barriers to entry into this market permits new market entrants that further intensify competition. Although this is the case, we believe and anticipate that there is enough demand in the marketplace to support our business.

GOVERNMENT  REGULATION

     We are not currently subject to direct federal, state or local government regulation, other than regulations applicable to businesses generally.

     Because of the growth in the online commerce market, the U.S. government may in the future further regulate providers of services and transactions in the electronic commerce market. We anticipate that we may be required to comply with additional recordkeeping, data processing and other regulatory requirements as a result of additional federal legislation or other legislative developments, and we may be subject to additional regulation as the market for online commerce evolves. Federal or state authorities could enact laws, rules or regulations affecting our business or operations. We also may be subject to federal, state, local and foreign money transmitter laws and state, local and foreign sales and use tax laws.

     In addition, laws and regulations may be enacted relating to the Internet, covering issues such as user privacy, pricing, content, consumer protection and quality of products and services. The Telecommunications Act of 1996 prohibits the transmission over the Internet of certain types of information and content.

Although certain of these prohibitions have been held unconstitutional, the increased attention focused upon these liability issues as a result of the Telecommunications Act could adversely affect the growth of the Internet and online commerce. Several states have proposed legislation that would limit the uses of personal information gathered over the Internet. The European Union has enacted its own privacy regulations, which may result in limits on the collection and use of personal information gathered over the Internet that are more stringent than current Internet privacy standards in the United States. If these regulations were applied to us, we could be prevented from collecting data from users in European Union member countries and we could be subject to liability for use of information in contravention of the regulations. Other countries have adopted or may adopt similar legislation.

EMPLOYEES

     As of September 3, 2002, we employed a total of one person, on a part-time basis. In addition, we have engaged one consultant on a part time basis.
Depending on client demand, we will utilize manpower agencies to contract between additional persons on a temporary, part-time basis. None of our employees are represented by a labor union. We believe that our relations with our employees are good.

                                   MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

The directors, executive officers and key executives of eNvitro, and their ages as of the date hereof, are as follows.

NAME              AGE    POSITION
----              ---    --------
Eli  Finkelman    20     Chief  Executive  Officer,  Chief  Financial  Officer,
                         Secretary  and  Director

Set forth below is a biographical description of each of our directors and executive officers based on information supplied by each of them.

     ELI FINKELMAN became our Chief Executive Officer, Chief Financial Officer, Secretary and sole member of the Board of Directors on September 1, 2002. From August, 2000 to his appointment as our sole executive officer and director, Mr. Finkelman was a Senior Web Developer and Project Manager for our company. As Senior Web Developer, Mr. Finkelman was responsible for all aspects of web site development from initial concept, to design, coding, testing and launch. From January 1999 to August 2000, Mr. Finkelman was a software instructor for On-Track, Inc., a New York based computer training center. At On-Track, Mr. Finkelman conducted classroom/lab training and seminar sessions in various computer subjects.

     Our sole director named above will serve until the next annual meeting of our shareholders in the year 2003. Directors will be elected for one year terms at each annual shareholder's meeting. Officers hold their positions at the appointment of the Board of Directors.

                              EXECUTIVE COMPENSATION

     The following table sets for the certain summary information concerning the compensation paid for services rendered in all capacities to us and our subsidiaries for the years ended December 31, 2001 and 2000 to our executive officers:


                                     Annual Compensation                         Long-Term Compensation


                                                       Other Annual Restricted     Securities
                                                       Compensation   Stock        Underlying                        All Other
Name         Position   Year   Salary ($)   Bonus ($)      ($)      Award(s)($)   Options/ SARs    LTIP Payouts     Compensation
                                                                       (2)            (#) (1)           ($)                ($)
----------   -------- -------  ---------  -------------- --------- ------------ --------------- ---------------- ------------------
              CEO, CFO
Eli           and
Finkelman (1) Secretary 2001    38,019             -           -           -               -               -                  -
----------   -------- -------  ---------  -------------- --------- ------------ --------------- ---------------- ------------------

             N/A        2000         -             -           -           -               -               -                  -
----------   -------- -------  ---------  -------------- --------- ------------ --------------- ---------------- ------------------


(1) On September 13, 2002, we issued 784,427 shares of common stock to Eli Finkelman, our sole executive officer and director, in consideration of services provided to us valued at $6,275.

                        OPTION GRANTS IN LAST FISCAL YEAR

No  options  were  granted  during  the  fiscal  year  ended  December 31, 2001.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

No  options  were  exercised  during  the  fiscal  year ended December 31, 2001.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 23, 2002 on a pre-distribution and post distribution basis, by:

-     all  directors;

- each person who is known by us to be the beneficial owner of more than five percent (5%) of the outstanding common stock;

-     each  executive  officer  named  in  the  Summary  Compensation Table; and

-     all  directors  and  executive  officers  as  a  group

                              Number  of  Shares  of                  Number of Shares of
Name  of  Beneficial Owner/   Common  Stock          % of Beneficial  Common Stock         %  of  Beneficial
Identity  of  Group           Beneficially  Owned    Ownership        Beneficially Owned   Ownership
                              Prior  to  the         Prior  to  the   After  the           After  the
                              Distribution           Distribution     Distribution         Distribution
-------------------------------------------------------------------------------------------------------------
Eli  Finkelman                     789,474               5.00%           789,474              5.00%

Directors  and  officers  as
a  group  (1  person)              789,474               5.00%           789,474              5.00%

WealthHound,  Inc.              15,000,000              95.00%        10,263,158             65.00%

Michael  D.  Farkas             15,000,000(1)           95.00%        14,042,253(2)          88.94%
____________

(1) Includes 15,000,000 shares of common stock owned by WealthHound. Mr. Farkas is an executive officer and director of Wealthhound.com which owns 100% of the outstanding shares of common stock of WealthHound. Mr. Farkas also beneficially owns or has voting control over approximately 78.24% of the outstanding shares of common stock of Wealthhound.com.

(2) Includes approximately 10,263,158 shares of common stock owned by WealthHound on a post-distribution basis and 3,779,095 shares of common stock of which Mr. Farkas will have beneficial ownership of or voting control over on a post-distribution basis. Mr. Farkas is an executive officer and director of Wealthound.com which owns 100% of the outstanding shares of common stock of WealthHound. Mr. Farkas also beneficially owns or has voting control over approximately 78.24% of the outstanding shares of common stock of WealthHound.com.

     Michael D. Farkas is an executive officer and director of WealthHound.com. and beneficially owns and/or controls the voting of approximately 78.24% of the outstanding shares of common stock of WealthHound.com. Mr. Farkas through his position as executive officer and director of Wealthhound.com and his beneficial ownership interest in or voting control over shares of common stock of Wealthhound.com effectively controls eNvitro.

     The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power. In addition, beneficial ownership includes any shares that the individual has the right to acquire within 60 days of September 23, 2001, through the exercise of any stock option or other right. Unless otherwise indicated, each person listed above has sole investment and voting power (or shares such powers with his or her spouse). In certain instances, the number of shares listed includes (in addition to shares owned directly), shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest.

     The address of each of the above beneficial owners is 405 Lexington Avenue, 47th Floor, New York, New York 10174.

    CERTAIN TRANSACTIONS WITH OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS

     We currently share office space with WealthHound, Inc., in a building located at 405 Lexington Avenue, 47th Floor, New York, New York 10174. The primary tenant is The Atlas Group of Companies, LLC, a Delaware limited liability company owned by Michael D. Farkas, an officer and director of WealthHound.com. WealthHound has entered into a Services Agreement with The Atlas Group of Companies, LLC ("Atlas") dated June 1, 2001 for a period of two years. Atlas has agreed to provide WealthHound and its affiliates or subsidiaries with office space for up to four employees and related office services such as utilities, telecommunications equipment, office supplies, receptionist, mailroom services, cleaning services, maintenance services and general office equipment in consideration for a payment of $2,500 per month. The Service Agreement expires on May 30, 2003. The office space is suitable for our activities in our plan of operation.

     Our  current  customer  base consists solely of related parties, including:

  -     wisedriver.com;
  -     i-autoauction.com;
  -     I-carauction.com;
  -     Genesis Realty Group, Inc;
  -     Atlas Capital Services, LLC; and
  -     The Atlas Group of Companies, LLC.

     Between  October  2000  and  March  2002,  we  loaned  WealthHound,  Inc.
$132,739.80. As of September 10, 2002, there is $37,093.90 still due and outstanding on the loans. On October 18, 2000, we loaned WealthHound Trading, Inc. $5,000, which is still due and outstanding WealthHound is our parent and WealthHound Trading, Inc. is a subsidiary of WealthHound. Michael D. Farkas is a beneficial owner of these companies.

     Accounts receivable consist of receivables from I-Carauction.com and Atlas Capital Services, LLC for web site services performed. As of December 31, 2001 and 2000, the balance due from ICAR and ACS is $57,419 and $0, respectively, and $51,419 and $20,000, respectively.

     During the year 2001 and 2000, we created websites for Wisedriver.com, I-Teleco.com, ICAR, I-Realtyauction.com, ACS and Genesis Energy for $9,000, $0, $6,000, $0, $13,400 and $39,175, respectively, and $26,000, $18,765, $51,420,
$50,400,  $6,600  and  $0,  respectively.

     In May 2001, we issued to Michael D. Farkas one promissory note for $2,800. The promissory note bears interest at 8.00% per annum and is due and payable in August 2003.

     Between September, 2001 and June 30, 2002, we issued to The Atlas Group of Companies, LLC eleven promissory notes aggregating $16,300. The promissory notes bear interest at 8.00% per annum and were due and payable on dates ranging from June, 2002 through August, 2003. The notes were repaid in full in August and September 2002.

     On September 13, 2002, we issued 784,427 shares of common stock to Eli Finkelman, our sole executive officer and director, in consideration of services provided to us valued at $6,275.

                              PLAN OF DISTRIBUTION

     Our shares of common stock will be distributed by WealthHound.com by the declaration and payment of a dividend on WealthHound.com's common shares.

     This distribution is not being underwritten by an investment bank or otherwise. The purpose of the distribution is described in the section of this prospectus entitled "The Distribution - Reasons for the Distribution". WealthHound.com will pay any fees or other expenses incurred in connection with the listing of the common shares on the OTC Bulletin Board and the distribution. We anticipate the aggregate fees and expenses in connection with the distribution to be $30,003.49. Underwriters will not be used in connection with the distribution of our common stock.

                            DESCRIPTION OF SECURITIES

     The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our articles of incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

     Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.001 and 10,000,000 shares of preferred stock, par value $.001. As of September 6, 2002, 15,789,474 shares of common stock and no shares of preferred stock were issued and outstanding.

COMMON  STOCK

     The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available therefor. In the event of a liquidation, dissolution or winding-up of operations, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are validly issued, fully-paid and non-assessable.

PREFERRED  STOCK

     The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

     Our Bylaws provide to the fullest extent permitted by Delaware law, that our directors or officers of eNvitro shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Bylaws is to eliminate the right of eNvitro and our shareholders' rights (through shareholders' derivative suits on behalf of eNvitro) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Bylaws are necessary to attract and retain qualified persons as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

TRANSFER  AGENT

     Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver Colorado 80209 will act as transfer agent and registrar for our securities.

                                  LEGAL MATTERS

     The validity of the shares of common stock being distributed hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

     Our financial statements as of and for the year ended December 31, 2001 included in this registration statement have been audited by Dominick Davi, CPA, independent public accountant, as stated in his report appearing herein and is so included herein in reliance upon the report of such firm given upon his authority as an expert in accounting and auditing.

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith file reports, proxy or information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     We have filed with the Commission, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

ENVITRO.COM, INC.

FINANCIAL STATEMENTS
December 31, 2001 and 2000

(With Independent Auditors' Report Thereon)

ENVITRO.COM, INC.

TABLE OF CONTENTS
-------------------------------------------------------------------------------



                                                     PAGE(S)


Independent Auditors' Report                            1

FINANCIAL STATEMENTS
For the years ended December 31, 2001 and 2000

Balance sheets                                          2

Statements of operations                                3

Statement of changes in stockholders' equity            4

Statements of cash flows                                5-6

Notes to financial statements                           7-10

                           INDEPENDENT AUDITOR' REPORT

To  the  Stockholders  and
Board  of  Directors
Envitro.com,  Inc.
New  York,  NY

I have audited the accompanying balance sheets of Envitro.com, Inc. (the "Company") as of December 31, 2001 and 2000, and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2001 and for the period ended May 23, 2000 through December 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on our audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe the audit provide a reasonable basis for our opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the year ended December 31, 2001 and for the period ended May 23, 2000 through December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements for the year ended December 31, 2001 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's losses from operations for the year ended December 31, 2001, raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Dominick Davi, CPA
Dominick  Davi,  CPA
New  York,  NY
August  25,  2002
(September 10, 2002 as to note 8)

ENVITRO.COM, INC.

BALANCE SHEET
--------------------------------------------------------------------------------

                                                    December 31, December 31,
                                                        2001      2000
                                                      --------  --------
ASSETS

Current assets:

  Cash                                                $      0  $  4,077
  Account receivable - related parties                  57,419    71,419
                                                      --------  --------

  Total current assets                                  57,419    75,496

Property and equipment - net                             1,322     2,455

Due from related parties                                93,961    73,448
                                                      --------  --------

  Total assets                                        $152,702  $151,399
                                                      ========  ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

  Accounts payable and accrued expenses               $ 26,904  $  3,350
  Notes payable - related parties                        6,550         0
                                                      --------  --------

  Total current liabilities                             33,454     3,350

Due to related parties                                   1,661         0
Deferred revenue                                             0    22,400
                                                      --------  --------

  Total liabilities                                     35,115    25,750
                                                      --------  --------

Stockholders' equity :

  Common stock, par value $.001 per share;
     50,000,000 shares authorized; 15,000,000 shares
     issued and outstanding                             15,000    15,000
  Additional paid-in capital                                 0         0
  Retained earnings                                    102,587   110,649
                                                      --------  --------

   Total stockholders' equity                          117,587   125,649
                                                      --------  --------

  Total liabilities and stockholders
     equity                                           $152,702  $151,399
                                                      ========  ========


   The accompanying notes are an integral part of these financial statements.

ENVITRO.COM, INC.

STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                                                                               For the
                                                                             period ended
                                                                            May 23, 2000 to
                                                       December 31, 2001   December 31, 2000
                                                      -------------------  ------------------
Revenue from website services                         $           67,575   $          153,185
                                                      -------------------  ------------------

Expenses:
  Bank charges                                                         0                  125
  Corporate fees                                                       0                  798
  Depreciation                                                     1,133                  944
  Professional fees                                               10,159                2,750
  Interest expense                                                   188                    0
  License and taxes                                                  740                  600
  Employee benefits                                                2,184                    0
  Payroll                                                         61,233               23,022
                                                      -------------------  ------------------

Total expenses                                                    75,637               28,239
                                                      -------------------  ------------------


Net (loss) income                                     $           (8,062)  $          124,946
                                                      ===================  ==================

Net (loss) income per common share                    $            (0.00)  $             0.01
                                                      ===================  ==================


Weighted-average number of common shares outstanding          15,000,000           15,000,000
                                                      ===================  ==================



   The accompanying notes are an integral part of these financial statements.

ENVITRO.COM, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------


                                                                Additional
                                         Common Stock            Paid-in        Retained
                                       Shares       Amount       Capital        Earnings         Total
                                     ----------  -------------  ---------  ------------------  ---------
Balance, May 23, 2000                   100,000  $         100  $    603   $               0   $    703

Income for the period ended
  May 23, 2000 to December 31, 2000           0              0         0             124,946    124,946

  Forward stock split 150 to 1       14,900,000         14,900      (603)            (14,297)         0
                                     ----------  -------------  ---------  ------------------  ---------

Balance, December 31, 2000           15,000,000         15,000         0             110,649    125,649

Income for the period ended
  December 31, 2001                           0              0         0              (8,062)    (8,062)
                                     ----------  -------------  ---------  ------------------  ---------

Balance, December 31, 2001           15,000,000  $      15,000  $      0   $         102,587   $117,587
                                     ==========  =============  =========  ==================  =========



   The accompanying notes are an integral part of these financial statements.
                                      -4-

ENVITRO.COM, INC.

STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                              For the
                                                                                             period ended
                                                                                           May 23, 2000 to
                                                                     December 31, 2001    December 31, 2000
                                                                    -------------------  -------------------
Cash flows from operating activities:
    Net (loss) income                                               $           (8,062)  $          124,946
    Adjustments to reconcile net income to net cash
    used in operating activities:
        Depreciation                                                             1,133                  944
        Changes in assets and liabilities:
          Decrease (increase) in receivables                                    14,000              (71,419)
          Increase in due from related parties                                 (20,513)             (73,448)
          Increase in due to related parties                                     1,661                    0
          Increase in accounts payable and accrued expenses                     23,554                3,350
          (Decrease) increase in deferred revenue                              (22,400)              22,400
                                                                    -------------------  -------------------

               Net cash (used in) provided by operating activities             (10,627)               6,773
                                                                    -------------------  -------------------

Cash flows from investing activities:
        Increase in propety and equipment                                            0               (3,399)
                                                                    -------------------  -------------------

               Net cash used in investing activities                                 0               (3,399)
                                                                    -------------------  -------------------

Cash flows from financing activities:
      Proceeds from note payable                                                 6,550                    0
      Proceeds from issuance of common stock                                         0                  703
                                                                    -------------------  -------------------

               Net cash provided by financing activities                         6,550                  703
                                                                    -------------------  -------------------

Net increase in cash                                                $           (4,077)  $            4,077
                                                                    ===================  ===================

Cash, beginning of year                                             $            4,077   $                0
                                                                    ===================  ===================

Cash, end of year                                                   $                0   $            4,077
                                                                    ===================  ===================

   The accompanying notes are an integral part of these financial statements.
                                      -5-

ENVITRO.COM, INC.

--------------------------------------------------------------------------------


Supplemental  disclosures  of  cash  flow  information:

During the year ended December 31, 2001 and for period ended May 23, 2000 to December 31, 2000, the Company did not pay any interest.

Supplemental  schedule  of  non-cash  investing  and  financing  activities:

The  Company  entered  into  the  following  non-cash  transactions:

On May 23, 2000, the Company entered into a non-cash transaction with its Parent Company Wealthhound, Inc. ("Wealthhound")(see note 4).

On September 10, 2002, the Company's Board of Directors approved a forward stock split (see notes 2 & 8).






   The accompanying notes are an integral part of these financial statements.
                                      -6-

ENVITRO.COM, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.     ORGANIZATION

Envitro.com, Inc. ("Company"), was incorporated in the State of Delaware. The Company's primary objective is to design and develop internet web sites. The Company intends to grow through internal development, strategic alliances and acquisitions of existing businesses. The Company is a wholly owned subsidiary of Wealthhound.

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

BASIS  OF  PRESENTATION

The financial statements of the Company have been prepared on the accrual basis of accounting. A summary of the major accounting policies incorporated in the preparation of the accompanying financial statements, which conform to generally accepted accounting principles, is presented below.

GOING  CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of operations. The Company's ability to operate as a going concern is dependent on the ability of our affiliates to fund the Company. This condition may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

USE  OF  ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statement and reporting period. Accordingly, actual results could differ from those estimates.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

The carrying amount of cash, accounts receivable, amounts due from related parties, deferred revenue, accounts payable and accrued expenses, notes payable and amounts due to related parties approximated fair value as of December 31, 2001 and 2000, because of the relatively short maturity on these instruments.

REVENUE  RECOGNITION

Revenue from web site services recognized in the period in which such services have been performed. Deferred revenue consists of payments received in advance of revenue being earned from web site services.

CASH  AND  CASH  EQUIVALENTS

For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

PROPERTY  AND  EQUIPMENT

Property  and  equipment  are  stated  at  cost,  less accumulated depreciation.

ENVITRO.COM, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Depreciation is recorded on the straight-line method over the estimated lives of the related assets. The Company depreciates computer equipment over three years. Maintenance and repairs are expensed as incurred. When computer equipment is retired or disposed of, related costs and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the statement of operations.

INCOME  TAXES

Wealthhound has elected to have the Company file a consolidated return for income tax purposes. Accordingly, no provision for income taxes is reflected in the Company's financial statements since Wealthhound, not the Company, is liable for such taxes on corporate income.

FORWARD  STOCK  SPLIT

At a Board of Directors meeting held on September 10, 2002, the Company's directors approved an increase in the authorized shares of the Company's common stock and a one-for-one hundred and fifty forward stock split, effective immediately. Stockholders' equity has been restated to give retroactive recognition to the forward stock split for all the periods presented. In addition, all references in the financial statements and notes to the number of shares and per share amounts have been restated to reflect this forward stock split

2.     NET  LOSS  PER  SHARE

The Company has adopted SFAS No. 128 "Earnings Per Share". Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed in a manner similar to the basic loss per share, except that the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments.

Diluted earnings per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share. Since the Company has incurred a net loss for the year ended December 31, 2001, and net income for the period ended May 23, 2000 through December 31, 2000, and since there are no convertible instruments, basic loss and income per share and diluted loss and income per share are the same for any of the periods presented.

3.     RECENTLY  ISSUED  ACCOUNTING  PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." In June 2000, FASB issued SFAS No.138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which amended SFAS No.133 and addressed certain implementation issues. SFAS No.133, as amended, requires that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Company does not have any derivative instruments and, therefore, the adoption in 2000 of SFAS No.133, as amended, did not have any effect on the Company's financial statements.

In June 2001, the FASB issued SFAS No.141, "Business Combinations", and SFAS N0. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the

ENVITRO.COM, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

purchase method of accounting be used for all business combinations. SFAS No. 141 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported separately from goodwill. SFAS No. 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and be reviewed for impairment in accordance with SFAS No. 121 and, subsequently, SFAS No. 144 after its adoption. The Company does not have any business combinations, goodwill and other intangible assets, therefore SFAS No. 141 and 142, did not have any effect on the Company's financial statements.

In October 2001, FASB issued SFAS No. 144, "Accounting for the impairment or Disposal of Long-Lived Assets." SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and replaces SFAS No.121 and provisions of APB Opinion No. 30 for the disposal of segments of a business. SFAS No. 144 creates one accounting model, based on the framework established in SFAS No. 121, to be applied to all long-lived assets including discontinued operations. The Company is required to adopt SFAS No.144 on January 1, 2002 and believes there will be no material effect on the Company's financial statements.


4.     STOCKHOLDERS'  EQUITY

On May 23, 2000, the Company issued 100,000 common shares to Wealthhound, in consideration for organizational costs valued at $703.

On September 10, 2002, the Company's Board of Directors approved a forward stock split, increased its authorized shares of common stock, and created a preferred class of stock (see notes 2 & 8).

5.     RELATED  PARTY  TRANSACTIONS

During the year 2001 and 2000, the Company had amounts due from related parties with Wealthhound, and Wealthhound Trading, Inc. $88,961 and $5,000, respectively, and $68,448 and $5,000, respectively. Wealthhound is the parent of the Company and Wealthhound Trading, Inc. is a subsidiary of Wealthhound. Michael D. Farkas is a beneficial owner of these companies.

During the year 2001 and 2000, the Company had amounts due to related with The Atlas Group of Companies of $1,661 and $0, respectively.

Accounts receivable consist of receivables from I-Carauction.com ("ICAR") and Atlas Capital Services, LLC ("ACS") for web site services performed. As of December 31, 2001 and 2000, the balance due from ICAR and ACS is $57,419 and $0, respectively, and $51,419 and $20,000, respectively. Michael D. Farkas is a beneficial owner of these companies.

During the year 2001 and 2000, the Company created websites for Wisedriver.com ("WISE"), I-Teleco.com, ICAR, I-Realtyauction.com, ACS and Genesis Energy for $9,000, $0, $6,000, $0, $13,400 and $39,175, respectively, and $26,000, $18,765,
$51,420, $50,400, $6,600 and $0, respectively. Michael D. Farkas is a beneficial owner of these companies.

As of December 31, 2001 and 2000, the Company has deferred revenue from WISE and ACS for $0 and $0, respectively, and $9,000 and $13,400, respectively. Michael
D.  Farkas  is  a  beneficial  owner  of  these  companies.

In May 2001, the Company issued to Michael D. Farkas one promissory note for $2,800. The promissory note bears interest at 8.00% per annum and are due and payable in August 2003.

ENVITRO.COM, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Between September, 2001 and December, 2001, the Company issued to the Atlas Group of Companies three promissory notes aggregating $3,750. The promissory notes bear interest at 8.00% per annum and are due and payable in June 2003.

6.     ACCOUNTS  PAYABLE  AND  ACCRUED  EXPENSES

Accounts  payable  and  accrued  expenses  consist  of  the  following:


                                        DECEMBER  31, 2001     DECEMBER 31, 2000
                                        ------------------     -----------------


Accounts  payable                                   $ 13,116          $      0
Accrued  expenses                                     13,600             3,350
Interest  payable                                        188                 -
                                                  -----------      -------------
                                                    $ 26,904          $  3,350
                                                  ===========      =============

7.     NOTES  PAYABLE

At December 31, 2001 and 2000, notes payable to related parties totaled $6,550 (with interest of 8.00% per annum) and $0, respectively.

8.     SUBSEQUENT  EVENT

On August 14, 2002, the Company has hired the law firm of Sichenzia Ross Friedman Ference LLP ("SRFF") to process the Company's registration statement on form SB-2 registering the shares of common stock as part of its spin off from its parent company, Wealthhound for $15,000. Accordingly, a $7,500 professional fee was accrued in the 2001 financial statements.

On September 10, 2002, the Company's Board of Directors approved the increase of authorized common shares from 100,000 to 50,000,000 and the creation of 10,000,000 shares of preferred stock at a par value of $.001. The Board of Directors shall have the right to determine the terms, rights and features upon issuance. The Board of directors also approved a forward stock split on a 1-for-150 basis. Common stock will be increased from 100,000 prior to the forward stock split, to 15,000,000. Pro forma earnings per common share, giving retroactive effect to the stock split, are as follows. All share data give effect to such forward stock split, applied retroactively as if the split occurred on May 23, 2000 (date of inception).

ENVITRO.COM, INC.

FINANCIAL STATEMENTS
As of June 30, 2002 and December 31, 2001
And for the six months ended June 30, 2002
And 2001.

(With Independent Auditors' Report Thereon)

ENVITRO.COM, INC.

TABLE OF CONTENTS
--------------------------------------------------------------------------------




                                                       PAGE(S)


Independent Auditors' Report                             1

FINANCIAL STATEMENTS
For the as of June 30, 2002 and December 31, 2001

Balance sheets                                           2

Statements of operations                                 3

Statement of changes in stockholders' equity             4

Statements of cash flows                                 5-6

Notes to financial statements                            7-10

                           INDEPENDENT AUDITOR' REPORT


To  the  Stockholders  and
Board  of  Directors
Envitro.Com,  Inc.
New  York,  NY

I have audited the accompanying balance sheet of Envitro.com, Inc. (the "Company") as of December 31, 2001, and the related statement of operations, changes in stockholders' equity and cash flow for the year ended December 31, 2001. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe the audit provide a reasonable basis for my opinion.

In my opinion, the financial statement referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2001, and the results of its operations and its cash flow for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statement for the year ended December 31, 2001 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's losses from operations for the year ended December 31, 2001, raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dominick  Davi,  CPA
Dominick  Davi,  CPA
New  York,  NY
August 25, 2002
(September 10, 2002 as to Note 8)

ENVITRO.COM, INC.

BALANCE SHEET
--------------------------------------------------------------------------------


                                          (Unaudited)
                                                    June 30,    December 31,

                                                        2002      2001
                                                      --------  --------
ASSETS

Current assets:

  Cash                                                $     57  $      0
  Account receivable - related parties                  60,419    57,419
                                                      --------  --------

  Total current assets                                  60,476    57,419

Property and equipment - net                               755     1,322

Due from related parties                                86,411    93,961
                                                      --------  --------

  Total assets                                        $147,642  $152,702
                                                      ========  ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

  Accounts payable and accrued expenses               $ 47,222  $ 26,904
  Notes payable - related parties                        2,800     6,550
                                                      --------  --------

  Total current liabilities                             50,022    33,454

Notes payable - related parties                         16,300         0
Due to related parties                                   3,821     1,661
                                                      --------  --------

  Total liabilities                                     70,143    35,115
                                                      --------  --------

Stockholders' equity :

  Common stock, par value $.001 per share;
     50,000,000 shares authorized; 15,000,000 shares
     issued and outstanding                             15,000    15,000
  Additional paid-in capital                                 0         0
  Retained earnings                                     62,499   102,587
                                                      --------  --------

   Total stockholders' equity                           77,499   117,587
                                                      --------  --------

  Total liabilities and stockholders
     equity                                           $147,642  $152,702
                                                      ========  ========


   The accompanying notes are an integral part of these financial statements.
                                      -4-

ENVITRO.COM, INC.

STATEMEMT OF OPERATIONS
--------------------------------------------------------------------------------

                                     (Unaudited)       (Unaudited)      (Unaudited)       (Unaudited)
                                     Three-months      Three-months     Six-months         Six-months
                                        ended             ended           ended             ended
                                     June 30, 2002    June 30, 2001    June 30, 2002    June 30, 2001
                                    ---------------  ---------------  ---------------  ---------------
Revenue from website services       $        1,500   $       15,300   $        3,000   $       39,200
                                    ---------------  ---------------  ---------------  ---------------

Expenses:
  Bank charges                                  75                0              385                0
  Corporate fees                                 0                0                0                0
  Depreciation                                 284              284              567              567
  Professional fees                          5,687            2,562           11,375            4,942
  Interest expense                             291               36              458               36
  License and taxes                            401              140              401              140
  Miscellaneous                                  0                0               43                0
  Employee benefits                          1,163                0            2,160              522
  Payroll                                   15,369           20,299           27,699           37,798
                                    ---------------  ---------------  ---------------  ---------------

Total expenses                              23,270           23,321           43,088           44,005
                                    ---------------  ---------------  ---------------  ---------------


Net (loss)                          $      (21,770)  $       (8,021)  $      (40,088)  $       (4,805)
                                    ===============  ===============  ===============  ===============

Net (loss) per common share         $        (0.00)  $        (0.00)  $        (0.00)  $        (0.05)
                                    ===============  ===============  ===============  ===============


Weighted-average number of common
shares outstanding                      15,000,000       15,000,000       15,000,000          100,000
                                    ===============  ===============  ===============  ===============


   The accompanying notes are an integral part of these financial statements.
                                      -5-

ENVITRO.COM, INC.

STATEMEMT OF STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------




                                                                     Additional
                                           Common Stock               Paid-in             Retained
                                       Shares       Amount            Capital             Earnings          Total
                                     ----------  -------------  -------------------  -------------------  ---------
Balance, December 31, 2001           15,000,000  $      15,000  $                 -  $          102,587   $117,587

Loss for the six month period ended
  June 30, 2002                               0              0                    0             (40,088)   (40,088)
                                     ----------  -------------  -------------------  -------------------  ---------

Balance, June 30, 2002               15,000,000  $      15,000  $                 -  $           62,499   $ 77,499
                                     ==========  =============  ===================  ===================  =========



   The accompanying notes are an integral part of these financial statements.
                                      -6-

ENVITRO.COM, INC.

STATEMEMT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                           (Unaudited)               (Unaudited)
                                                                            Six-months                Six-months
                                                                               ended                    ended
                                                                           June 30, 2002            June 30, 2001
                                                                    ---------------------------  --------------------
Cash flows from operating activities:
    Net loss                                                        $                  (40,086)  $            (4,805)
    Adjustments to reconcile net income to net cash
    used in operating activities:
        Depreciation                                                                       567                   567
        Changes in assets and liabilities:
          (Increase) decrease in receivables                                            (3,000)               17,000
          Decrease (increase) in due from related parties                                7,550               (10,989)
          Increase in due to related parties                                             2,160                     0
          Increase in accounts payable and accrued expenses                             20,316                10,712
          (Decrease) increase in deferred revenue                                            0               (22,400)
                                                                    ---------------------------  --------------------

               Net cash (used in) provided by operating activities                     (12,493)               (9,915)
                                                                    ---------------------------  --------------------

Cash flows from investing activities:
        Increase in property and equipment                                                   0                     0
                                                                    ---------------------------  --------------------

               Net cash used in investing activities                                         0                     0
                                                                    ---------------------------  --------------------

Cash flows from financing activities:
      Proceeds from note payable                                                        12,550                 6,550
      Proceeds from issuance of common stock                                                 0                     0
                                                                    ---------------------------  --------------------

               Net cash provided by financing activities                                12,550                 6,550
                                                                    ---------------------------  --------------------

Net increase (decrease) in cash                                     $                       57   $            (3,365)
                                                                    ===========================  ====================

Cash, beginning of period                                           $                        0   $             4,077
                                                                    ===========================  ====================

Cash, end of period                                                                        57   $               712
                                                                    ===========================  ====================


   The accompanying notes are an integral part of these financial statements.
                                      -7-

ENVITRO.COM, INC.

--------------------------------------------------------------------------------


Supplemental  disclosures  of  cash  flow  information:

During the six months ended June 30, 2002 and year ended December 31, 2001, the Company did not pay any interest.

Supplemental  schedule  of  non-cash  investing  and  financing  activities:

On September 10, 2002, the Company's Board of Directors approved a forward stock split (see notes 2 & 8).






   The accompanying notes are an integral part of these financial statements.
                                      - 8 -

ENVITRO.COM, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.     ORGANIZATION

Envitro.com, Inc. ("Company"), was incorporated in the State of Delaware. The Company's primary objective is to design and develop internet web sites. The Company intends to grow through internal development, strategic alliances and acquisitions of existing businesses. The Company is a wholly owned subsidiary of Wealthhound.

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

BASIS  OF  PRESENTATION

The financial statements of the Company have been prepared on the accrual basis of accounting. A summary of the major accounting policies incorporated in the preparation of the accompanying financial statements, which conform to generally accepted accounting principles, is presented below.

GOING  CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of operations. The Company's ability to operate as a going concern is dependent on the ability of our affiliates to fund the Company. This condition may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.


USE  OF  ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statement and reporting period. Accordingly, actual results could differ from those estimates.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

The carrying amount of cash, accounts receivable, amounts due from related parties, deferred revenue, accounts payable and accrued expenses, notes payable and amounts due to related parties approximated fair value as of the six months ended June 30, 2002 and for the year ended December 31, 2001, because of the relatively short maturity on these instruments.

REVENUE  RECOGNITION

Revenue from web site services recognized in the period in which such services have been performed. Deferred revenue consists of payments received in advance of revenue being earned from web site services.

CASH  AND  CASH  EQUIVALENTS

For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of six months or less to be cash equivalents.

PROPERTY  AND  EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is recorded on the straight-line method over the estimated lives of the related assets. The Company depreciates computer equipment over three years. Maintenance and repairs are expensed as incurred. When computer equipment is retired or disposed of, related costs and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the statement of operations.

ENVITRO.COM, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

INCOME  TAXES

Wealthhound has elected to have the Company file a consolidated return for income tax purposes. Accordingly, no provision for income taxes is reflected in the Company's financial statements since Wealthhound, not the Company, is liable for such taxes on corporate income.

FORWARD  STOCK  SPLIT

At a Board of Directors meeting held on September 10, 2002, the Company's directors approved an increase in the authorized shares of the Company's common stock and a one-for-one hundred and fifty forward stock split, effective immediately. Stockholders' equity has been restated to give retroactive recognition to the forward stock split for all the periods presented. In addition, all references in the financial statements and notes to the number of shares and per share amounts have been restated to reflect this forward stock split

2.     NET  LOSS  PER  SHARE

The Company has adopted SFAS No. 128 "Earnings Per Share". Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed in a manner similar to the basic loss per share, except that the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments.

Diluted earnings per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share. Since the Company has incurred a net loss for the six months ended June 30, 2002, and 2001, and since there are no convertible instruments, basic loss and income per share and diluted loss and income per share are the same for any of the periods presented.


3.     RECENTLY  ISSUED  ACCOUNTING  PRONOUNCEMENTS


In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." In June 2000, FASB issued SFAS No.138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which amended SFAS No.133 and addressed certain implementation issues. SFAS No.133, as amended, requires that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Company does not have any derivative instruments and, therefore, the adoption in 2000 of SFAS No.133, as amended, did not have any effect on the Company's financial statements.

                                      -10

ENVITRO.COM, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

In June 2001, the FASB issued SFAS No.141, "Business Combinations", and SFAS N0. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations. SFAS No. 141 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported separately from goodwill. SFAS No. 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and be reviewed for impairment in accordance with SFAS No. 121 and, subsequently, SFAS No. 144 after its adoption. The Company does not have any business combinations, goodwill and other intangible assets, therefore SFAS No. 141 and 142, did not have any effect on the Company's financial statements.

In October 2001, FASB issued SFAS No. 144, "Accounting for the impairment or Disposal of Long-Lived Assets." SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and replaces SFAS No.121 and provisions of APB Opinion No. 30 for the disposal of segments of a business. SFAS No. 144 creates one accounting model, based on the framework established in SFAS No. 121, to be applied to all long-lived assets including discontinued operations. The Company has adopted SFAS No.144 on January 1, 2002 and there was no material effect on the Company's financial statements.


4.     STOCKHOLDERS'  EQUITY

On May 23, 2000, the Company issued 100,000 common shares to Wealthhound, in consideration for organizational costs valued at $703.

On September 10, 2002, the Company's Board of Directors approved a forward stock split, increased its authorized shares of common stock, and created a preferred class of stock (see notes 2 & 8).

5.     RELATED  PARTY  TRANSACTIONS

For the six months ended June 30, 2002 and the year ended December 31, 2001, the Company had amounts due from related parties with Wealthhound, and Wealthhound Trading, Inc. $81,411 and $5,000, respectively, and $88,961 and $5,000, respectively. Wealthhound is the parent of the Company and Wealthhound Trading, Inc. is a subsidiary of Wealthhound. Michael D. Farkas is a beneficial owner of these companies.

For the six months ended June 30, 2002 and the year ended December31, 2001, the Company had amounts due to related party with The Atlas Group of Companies of $3,821 and $1,661, respectively.

Accounts receivable consist of a receivable from I-Carauction.com ("ICAR") for web site services performed. For the six months ended June 30, 2002 and year ended December 31, 2001, the balance due from ICAR is $60,419 and $57,419. Michael D. Farkas is a beneficial owner of this company.

For the six months ended June 30, 2002 and 2001, the Company created websites for Wisedriver.com ("WISE"), ICAR, Atlas Capital Services ("ACS") and Genesis Energy for $0, $3,000, $0 and $0, respectively, and $9,000, $3,000, $13,400 and
$13,800, respectively. Michael D. Farkas is a beneficial owner of these companies.

For the six months ended June 30, 2002 and the year ended December 31, 2001, the Company had deferred revenue from WISE and ACS for $0 and $0, respectively, and $9,000 and $13,400, respectively. Michael D. Farkas is a beneficial owner of these companies.

ENVITRO.COM, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

In May 2001, the Company issued to Michael D. Farkas one promissory note for $2,800. The promissory note bears interest at 8.00% per annum and is due and payable in August 2003.

Between September, 2001 and June 2002, the Company issued to the Atlas Group of Companies eight promissory notes aggregating $16,300. The promissory notes bear interest at 8.00% per annum and are due and payable in June 2003.

6.     ACCOUNTS  PAYABLE  AND  ACCRUED  EXPENSES

Accounts  payable  and  accrued  expenses  consist  of  the  following:



                                           JUNE  30,  2002     DECEMBER 31, 2001
                                           ---------------     -----------------


Accounts  payable                                   $  24,975       $   13,316
Accrued  expenses                                      21,602           13,600
Interest  payable                                         645              188
                                                   -----------    -------------
                                                    $ 47,222        $   26,904
                                                   ===========    =============

7.     NOTES  PAYABLE

At June 30, 2002 and December 31, 2001, notes payable to related parties totaled $19,100 (with interest of 8.00% per annum) and $6,550 (with interest of 8.00% per annum), respectively.

8.     SUBSEQUENT  EVENT

On August 14, 2002, the Company hired the law firm of Sichenzia Ross Friedman Ference LLP ("SRFF") to process the Company's registration statement on form SB-2 registering the shares of common stock as part of its spin off from its parent company, Wealthhound for $15,000. Professional fees of $7,500 were accrued for the six months ended June 30, 2002 in the statement of operations.

On September 10, 2002, the Company's Board of Directors approved the increase of authorized common shares from 100,000 to 50,000,000 and the creation of 10,000,000 shares of preferred stock at a par value of $.001. The Board of Directors shall have the right to determine the terms, rights and features upon issuance. The Board of directors also approved a forward stock split on a 1-for-150 basis. Common stock will be increased from 100,000 prior to the forward stock split, to 15,000,000. All share data give effect to such forward stock split, applied retroactively as if the split occurred on May 23, 2000 (date of inception).

   The accompanying notes are an integral part of these financial statements.
                                      -8-


                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Our Certificate of Incorporation and Bylaws limit, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Our Bylaws provide that we shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling eNvitro pursuant to the foregoing provisions, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE  OF  EXPENSE                     AMOUNT
-------------------                 --------------
SEC Registration fee              $          3.49
Accounting fees and expenses           *10,000.00
Legal fees and expenses                *10,000.00
Printing and related expenses          *10,000.00
                      TOTAL           $*30,003.49
                                    ==============

*  Estimated.

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

     Except as set forth below, there were no sales of unregistered securities by eNvitro during the past three (3) years:

     On May 23, 2000, we issued 15,000,000 shares of common stock to Wealthhound, Inc, which is a wholly-owned subsidiary of WealthHound.com, Inc. We relied on Section 4(2) of the Securities Act of 1993, as amended, as the basis of exemption from registration.

     On September 12, 2002 we filed a Certificate of Amendment providing for the increase in our capital to 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. In addition, the Certificate of Amendment provided for a 150 to 1 forward stock split.

     On September 13, 2002, we issued 784,427 shares of common stock to Eli Finkelman, our sole executive officer and director, in consideration of services provided to us valued at $6,275. We relied on Section 4(2) of the Securities Act of 1993, as amended, as the basis of exemption from registration due to Mr. Finkelman's status as a sophisticated investor and his position as our sole executive officer and director.

ITEM  27.  EXHIBITS.

     The  following  exhibits  are  included  as  part  of  this  Form  SB-2.


 Exhibit No.         Description
------------         -----------
3.1     Certificate  of  Incorporation

3.2     Certificate  of  Amendment  to  the  Certificate  of  Incorporation

3.3     Bylaws

4.1     Form  of  common  stock  certificate

5.1     Opinion  of  Sichenzia  Ross  Friedman  Ference  LLP

10.1 Services Agreement by and between The Atlas Group of Companies LLC and WealthHound, Inc.

23.1    Consent  of  independent  auditor  (filed  herewith)

23.2 Consent of Sichenzia Ross Friedman Ference LLP (contained in opinion filed as Exhibit 5.1)



ITEM  28.  UNDERTAKINGS.

The  undersigned  registrant  hereby  undertakes  to:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)     Include  any  prospectus  required by section 10(a)(3) of the Securities
Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on September 26, 2002.

                              ENVITRO.COM,  INC.


                              By: /s/Eli Finkelman
                                --------------------
                                Eli  Finkelman,  Chief  Executive  Officer


     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

 SIGNATURE                         CAPACITY                 DATE
 ---------                         --------                 ----


/s/ Eli Finkelman           Chief Executive Officer,     September 26, 2002
-----------------           Chief Financial Officer,
Eli Finkelman               Secretary and Director